FIRST AMENDMENT TO KBR SENIOR EXECUTIVE PERFORMANCE PAY PLAN WHEREAS, KBR, Inc. (the “Company”) maintains the KBR Senior Executive Performance Pay Plan, as most recently restated effective January 1, 2020 (the “Plan”); and WHEREAS, the Company desires to amend the Plan to allow for participation by part- time employees; NOW, THEREFORE, effective as of January 1, 2023, the Plan is hereby amended as follows: 1. The definition of the term “Senior Executive” shall be deleted from Section 2.1 of the Plan and the following shall be substituted therefor: ““Senior Executive” shall mean (i) the CEO and (ii) any employee (whether employed on a full-time or part-time basis) of the Company or an Affiliate who (A) is an Officer required to file reports with the Securities and Exchange Commission under Section 16 of the Securities Exchange Act of 1934, (B) is an Officer who reports directly to the CEO, (C) is the Chief Accounting Officer of the Company, or (D) is the highest ranking management position (with at least a title of Director or above) with direct oversight over internal audits of the Company.” 2. The following shall be added to the end of the first paragraph of Section 3.2 of the Plan: “In addition, if, on or after January 1, 2023, a person is newly eligible as a Senior Executive for the Plan Year in which such date occurs due to the amendment of the Plan to allow for participation by part-time employees, then the Committee may designate in writing such person as a Participant on a prorated basis (determined based on the ratio of the number of days as an active Participant in the Plan during such Plan Year to the number of days in such Plan Year) for such Plan Year beginning effective as of the first day of the month following such designation.” 3. Except as expressly amended hereby, the Plan is ratified and confirmed in all respects and shall remain in full force and effect.